Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Anheuser-Busch InBev SA/NV of our report dated 17 March 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sint-Stevens-Woluwe, Belgium, 19 March, 2021

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Statutory Auditor

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